Exnibit B-198



                                                                  Revised 4-9-01

                      Great Southwestern Construction, Inc.
                           1100 Topeka Way, PO Box 849
                              Castle Rock, CO 80104
                               Phone: 303.688.5816
                                Fax: 303.688.4416



State of Incorporation:             Colorado
Principal Place of Business:        Colorado
Date of Incorporation:              June 17, 1977
Stock Ownership:                    MYR Group Inc. (100%) 5-18-00
Shares Authorized:                  50,000 Common $1.00 par value
Shares Issued:                      50,000
Federal ID:                         84-0739182

                                    Directors
                               William A. Koertner
                               Michael L. Orndahl

                                    Officers
Robert A. Martinez                      President
Greg R. Medici                          Treasurer
Michael L. Orndahl                      Secretary
Sally Moragas                           Asst. Secretary

                    State Authorized to Conduct Business (19)
                                Alabama (pending)
                                     Arizona
                                    Arkansas
                                   California
                                 Colorado (Dom.)
                                     Georgia
                                     Hawaii
                                    Louisiana
                                   Mississippi
                                    Missouri
                                     Montana
                                    Nebraska
                                     Nevada
                                   New Mexico
                                     Oregon
                                 South Carolina
                                      Texas
                                      Utah
                                   Washington
                                     Wyoming
Page 10

                              ARTICLES OF AMENDMENT
                                     To the
                            ARTICLES OF INCORPORATION

      Pursuant  to  the  provisions  of  the  Colorado   Corporation   Act,  the
undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

      FIRST: The name of the corporation is (note 3) Alvarado-Martinez Construction Management Corporation SECOND: The following amendment was adopted by the shareholders of the corporation on June 28, 1977, in the manner prescribed by the Colorado Corporation Act:

      Article I of the Articles of Incorporation was amended to read as follows:
      The name of the corporation is MARTINEZ-ALVARADO CONSTRUCTION MANAGEMENT CORPORATION.

      THIRD:  The number of shares of the corporation outstanding at the time of such adoption was 5,000; and the number of shares entitled to vote thereon was 5,000
      FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:
            CLASS       (Note 1)          NUMBER OF SHARES
      NONE
      FIFTH:  The number of shares voted for such amendment was 5,000; and
the number of shares voted against such amendment was 0.
      SIXTH:  The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:
            CLASS       (Note 1)          NUMBER OF SHARES VOTED
      NONE                                      For               Against
      SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:
      NONE                    (Note 2)
      EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:
      NONE                    (Note 2)
                        Alvarado-Martinez Construction      (Note 3)
                        ------------------------------
                        By    Robert A Martinez
                              -----------------
                                 (Its President)
                        and   Linda G. Alvarado             (Note 4)
                              -----------------
                                 (Its Secretary)

            STATE OF COLORADO,
      Englewood County of Arapahoe  (ss)
      ---------
      Before me, Cheryl Trestik,  a Notary Public in and for the said County and
                 -------------
state personally appeared the above who acknowledged before me that he is the President and Secretary
                                                (Title of office)
of Alvarado-Martinez Construction Mgmt, Corp.
   ------------------------------------------
            (Name of the corporation)

a Colorado corporation and that he signed the foregoing Articles of Amendment as his free and voluntary act and deed for the uses and purposed therein set forth, and that the facts contained therein are true.
      In witness whereof I have hereunto set my hand and seal this 28 day of
June A.D. 1977                                                    ---
----        --
      My commission expires Dec. 13, 1980       Cheryl Trestik
                                                --------------
                                                 (Notary Public)

Notes:      1.    If inapplicable, insert "None."
            2.    If inapplicable, insert "No change."
            3. Exact corporate name of corporation adopting the Articles of Amendment. (If this is a change of name amendment the name before this amendment is filed)
            4. Signatures and titles of officers signing for the corporation.
SUBMIT IN DUPLICATE means original TYPED copy and first carbon copy, or xerox copies both having original signatures & verifications.

                                Section 1244 Plan


      1. The corporation shall offer and issue under this plan, a maximum of 50,000 shares of its common stock at a maximum price of ten dollars ($10.00) per share.

      2. This offer shall terminate no later than two (2) years after the date hereof, unless sooner terminated by:
            (a)   Complete issuance of all shares offered hereunder, or
            (b) Appropriate action, terminating the same by the Board of Directors and the Stockholders, or
            (c) By the adoption of a new Plan by the Stock-holders for the issuance of additional stock under Section 1244, Internal Revenue Code.

      3. No increase in the basis of outstanding stock shall result from a contribution to capital hereunder.

      4. No stock offered hereunder shall be issued on the exercise of a stock right, stock warrant, or stock option, unless such right, warrant, or option is applicable solely to unissued. stock offered under the Plan and is exercised during the period of the Plan.

      5. Stock subscribed for prior to the adoption for the Plan, including stock subscribed for prior to the date the corporation comes into existence, may be issued hereunder, provided, however, that the said stock is not in fact issued prior to the adoption of such Plan.

      6. No stock shall be issued hereunder for a payment which, along or together with prior payments, exceeds the maximum amount that may be received under the Plan.

      7. Stock issued hereunder shall be in exchange for money or other property except for stock or securities. Stock issued hereunder shall not be in return for services rendered or to be rendered to, or for the benefit of, the corporation. Stock may be issued hereunder however, in consideration for cancellation of indebtedness of the corporation unless such indebtedness is evidenced by a security, or arises out of the performance of personal services.

      8. Any matters pertaining to this issue not covered under the provisions of this Plan shall be resolved in favor of the applicable law and regulations in order to qualify such issue under Section 1244 of the Internal Revenue Code. If any shares issued hereunder are finally determined not to be so qualified, such shares, and only such shares shall be deemed not to be in this Plan, and such other shares issued hereunder shall not be affected thereby.

      9. As of the date of adoption of this Plan there is no equity capital in the corporation.

      10. The sum of the aggregate amount offered hereunder plus the equity capital of the corporation amounts to $500,000.

      11.   The date of adoption of this plan is June 28, 1977.